PRESS RELEASE

STATEMENT BY WESTERGAARD.COM, INC.

NEW YORK--(BUSINESS WIRE)--Aug. 15, 2000--Westergaard.com, Inc. regrets to announce that its website, www.westergaard.com is being shut down effective August 15, 2000. The Board is considering whether to reorganize the Company and is suspending business operations, effective August 15, 2000, pending such decision.


Contact:
     Westergaard.com, Inc.,
     Anne Straton, 212/947-2580